Exhibit 99.1

Investor Update	Issue Date: January 10, 2017

This investor update provides guidance and certain forward-looking statements about United Continental Holdings, Inc. (the “Company” or “UAL”). The information in this investor update contains the preliminary financial and operational outlook for the Company for the fourth-quarter and full-year 2016.

Fourth-Quarter and Full-Year 2016 Financial Update	Estimated 4Q 2016			Estimated FY 2016

Consolidated Capacity Year-Over-Year Change Higher/(Lower)		2.0%			1.4%

Pre-Tax Margin, as adjusted[1]	9.25%	-	9.75%	12.1%	-	12.3%

Revenue
Consolidated PRASM (¢/ASM)	12.39	-	12.45	12.40	-	12.42
Year-Over-Year Change Higher/(Lower)	(1.75%)	-	(1.25%)	(5.4%)	-	(5.3%)
Cargo Revenue ($M)	$240	-	$260	$866	-	$886
Other Revenue ($M)	$1,035	-	$1,055	$4,217	-	$4,237

Non-Fuel Operating Expense
Consolidated CASM Excluding Profit Sharing, Fuel & Third-Party Business Expense[1] (¢/ASM)	10.12	-	10.14	9.81	-	9.82
Year-Over-Year Change Higher/(Lower)	4.00%	-	4.25%	2.8%	-	2.9%
Third-Party Business Expense[2] ($M)		$70			$258
Aircraft Rent ($M)		$160			$681
Depreciation and Amortization ($M)		$505			$1,978
Profit Sharing	$110	-	$130	$616	-	$636

Consolidated Fuel Expense
Fuel Consumption (Million Gallons)		960			3,902
Fuel Price Including Operating Cash-Settled Hedges (Price/Gallon)[3,4]		$1.62			$1.49
Operating Cash-Settled Hedge Loss (Price/Gallon)		($0.02)			($0.06)
Fuel Price Excluding Hedges (Price/Gallon)[3]		$1.60			$1.43

Fuel Price Including Operating Cash-Settled Hedges (Price/Gallon)[3,4]		$1.62			$1.43
Non-Operating Cash-Settled Hedge Loss (Price/Gallon)[5]		$0.00			$0.00
Fuel Price Including All Cash-Settled Hedges (Price/Gallon)[3,6]		$1.62			$1.43

Non-Operating Expense[1,7] ($M)	$110	-	$120	$507	-	$517

Effective Income Tax Rate		~36%			~36%

Gross Capital Expenditures[8] ($M)	$1,075	-	$1,095	$3,344	-	$3,364

Debt and Capital Lease Payments ($M)		$345			$1,350

Diluted Share Count[9] (M)		316			330

Quarter End Liquidity ($B)
Unrestricted Cash, Cash Equivalents and Short-Term Investments ($B)		$4.4
Undrawn Commitments Under Revolving Credit Facility ($B)		$1.35

1.	Excludes special charges, the nature and amount of which are not determinable at this time
2.	Third-party business revenue associated with third-party business expense is recorded in other revenue
3.	Fuel price including taxes and fees
4.	This price per gallon corresponds to the fuel expense line of the income statement
5.	This price per gallon corresponds to the impact of non-operating hedges that appear in the non-operating line of the income statement
6.	This price per gallon corresponds to the total economic cost of the Company’s fuel consumption including all cash-settled hedges but does not directly correspond to the fuel expense line of the income statement
7.	The Company excludes the non-cash impact of fuel hedges from its non-operating expense guidance and Non-GAAP earnings
8.	Capital expenditures include net purchase deposits, assets acquired through the issuance of debt, airport construction financing and exclude fully reimbursable capital projects
9.	Diluted share count is approximately equal to basic share count

(more)

Passenger Revenue: The Company now expects fourth-quarter 2016 consolidated passenger unit revenue to decline 1.25 to 1.75 percent compared to the fourth quarter of 2015. The outperformance versus initial guidance was due to stronger close-in bookings and yields in November and December. Business demand was stronger than expected in the two weeks prior to Christmas, and leisure demand was better than expected around the holidays.

Non-Fuel Expense: The Company’s fourth-quarter 2016 non-fuel unit cost is expected to include approximately 4.5 points of impact from ratified labor agreements with the pilots, flight attendants, technicians, IAM-represented employees and dispatchers.

Profit Sharing: Due to recently ratified labor agreements, the Company’s profit sharing plans have changed for 2016. The Company now expects to pay:

•	Approximately 8.7% of total adjusted earnings up to a 6.9% adjusted pre-tax margin
•	Approximately 13.8% for any adjusted earnings above a 6.9% adjusted pre-tax margin
•	Approximately 1.6% for any adjusted earnings above the prior year’s pre-tax earnings

Adjusted earnings for the purposes of profit sharing are calculated as GAAP pre-tax earnings, excluding special items, profit sharing expense and share-based compensation program expense. These estimates are consistent with the Company’s current labor agreements. The Company estimates that share-based compensation expense for the purposes of the profit sharing calculation will be approximately $70 million for the full year of 2016.

Fuel Expense: United expects a fourth-quarter 2016 hedge loss of approximately $0.02 per gallon, or approximately $20 million in total, which is comprised of operating cash-settled hedge losses included in fuel expense.

Taxes: The Company expects a tax rate of approximately 36% for the fourth quarter of 2016. However, the Company expects that there will be no material cash taxes due to United’s net operating loss carryforwards (NOLs), which were approximately $8 billion as of year-end 2015. These NOLs are projected to offset (or minimize) cash income taxes for several years.

Capital Expenditures: Fourth-quarter and full-year 2016 gross capital expenditures were higher than previous guidance in part due to the delivery of a 777-300ER aircraft in the fourth quarter of 2016 that was originally scheduled for delivery in the first quarter of 2017 and purchase deposits related to the Embraer 175 aircraft purchase agreement announced on November 15, 2016.

(more)

Fourth-Quarter and Full-Year 2016 Capacity

	Estimated 4Q 2016	Year-Over-Year % Change Higher/(Lower)		Estimated FY 2016	Year-Over-Year % Change Higher/(Lower)
Capacity (Million ASMs)
Mainline Capacity
Domestic	28,328	4.3%		111,453	3.1%
Atlantic	10,474	(2.4%)		47,107	(0.2%)
Pacific	10,895	8.1%		41,640	2.0%
Latin America	5,743	(1.6%)		24,492	2.8%
Total Mainline Capacity	55,440	3.0%		224,692	2.1%
Regional[1]	7,078	(5.5%)		28,898	(3.7%)
Consolidated Capacity
Domestic System	35,084	2.1%		139,066	1.6%
International System	27,434	1.8%		114,524	1.3%
Total Consolidated Capacity	62,518	2.0%		253,590	1.4%

Traffic (Million RPMs)
Mainline Traffic
Domestic	24,206	3.4%		95,493	2.3%
Atlantic	7,971	(5.0%)		35,888	(4.3%)
Pacific	8,621	8.6%		34,186	2.7%
Latin America	4,810	1.7%		20,614	5.5%
Total Mainline Traffic	45,608	2.6%		186,181	1.4%
Regional Traffic[1]	5,930	(5.1%)		24,128	(3.4%)
Consolidated Traffic
Domestic System	29,902	1.6%		118,694	1.1%
International System	21,636	1.7%		91,615	0.4%
Total Consolidated Traffic	51,538	1.6%		210,309	0.8%

Load Factor
Mainline Load Factor
Domestic	85.4%	(0.8)	pts	85.7%	(0.6)	pts
Atlantic	76.1%	(2.1)	pts	76.2%	(3.3)	pts
Pacific	79.1%	0.3	pts	82.1%	0.6	pts
Latin America	83.8%	2.7	pts	84.2%	2.2	pts
Total Mainline Load Factor	82.3%	(0.3)	pts	82.9%	(0.6)	pts
Regional Load Factor[1]	83.8%	0.4	pts	83.5%	0.3	pts
Consolidated Load Factor
Domestic System	85.2%	(0.5)	pts	85.4%	(0.3)	pts
International System	78.9%	(0.1)	pts	80.0%	(0.7)	pts
Total Consolidated Load Factor	82.4%	(0.3)	pts	82.9%	(0.5)	pts

1Regional results reflect flights operated under capacity purchase agreements

Note: See Part II, Item 6 Selected Financial Data of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for the definition of these statistics

(more)

GAAP to Non-GAAP Reconciliations

UAL is providing guidance utilizing various accounting principles generally accepted in the United States of America (“GAAP”) and Non-GAAP financial measures, including pre-tax margin, as adjusted, non-operating expense and cost per available seat mile (“CASM”), as adjusted. CASM is a common metric used in the airline industry to measure an airline’s cost structure and efficiency. UAL reports CASM excluding profit sharing, third-party business expenses, fuel and special charges. Non-GAAP financial measures are presented because they provide management and investors the ability to measure and monitor UAL’s performance on a consistent basis.

Pursuant to SEC Regulation G, UAL has included the following reconciliation of reported Non-GAAP financial measures to comparable financial measures reported on a GAAP basis.

UAL believes excluding profit sharing allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry. UAL believes that adjusting for special charges is useful to investors because they are non-recurring charges not indicative of UAL’s ongoing performance. UAL also believes that excluding third-party business expenses, such as maintenance, ground handling and catering services for third parties, fuel sales and non-air mileage redemptions, provides more meaningful disclosure because these expenses are not directly related to UAL’s core business. UAL believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. In addition, UAL believes that excluding non-cash (gains)/losses on fuel derivative contracts from non-operating expense is useful because it allows investors to better understand the impact of settled hedges on a given period’s results.

Consolidated Unit Cost (¢/ASM)	Estimated 4Q 2016			Estimated FY 2016
Consolidated CASM Excluding Profit Sharing & Special Charges (a)	12.72	-	12.74	12.20	-	12.21
Less: Third-Party Business Expenses	0.11	-	0.11	0.10	-	0.10

Consolidated CASM Excluding Profit Sharing, Third-Party Business Expenses & Special Charges	12.61	-	12.63	12.10	-	12.11
Less: Fuel Expense (b)	2.49	-	2.49	2.29	-	2.29

Consolidated CASM Excluding Profit Sharing, Third-Party Business Expenses, Fuel & Special Charges	10.12	-	10.14	9.81	-	9.82
Non-Operating Expense ($M)	Estimated 4Q 2016			Estimated FY 2016
Non-operating expense	$114	-	$124	$514	-	$524
Exclude: hedge program adjustments (c)	(4)	-	(4)	(6)	-	(6)
Exclude: other special items	-	-	-	(1)	-	(1)

Non-operating expense, adjusted	$110	-	$120	$507	-	$517

(a) Operating expense per ASM – CASM excludes profit sharing and special charges, the impact of certain primarily non-cash impairment, severance and other similar accounting charges. While the Company anticipates that it will record such special charges throughout the year and may record profit sharing, at this time the Company is unable to provide an estimate of these charges with reasonable certainty.

(b) Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond the Company’s control.

(c) Hedge program adjustments consist of excluding mark-to-market (MTM) (gains) and losses from fuel derivative contracts settling in future periods and adding back prior period gains and losses on fuel contracts settled in the current period. The purpose of hedge program adjustments is to adjust GAAP fuel derivative contract (gains) / losses to a cash-settled amount.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this investor update are based upon information available to us on the date of this investor update. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans and revenue-generating initiatives, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, revenue-generating initiatives, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); economic and political instability and other risks of doing business globally; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; disruptions to our regional network; the costs and availability of aviation and other insurance; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including Open Skies agreements and environmental regulations); the impact of regulatory, investigative and legal proceedings and legal compliance risks; the impact of any management changes; labor costs; our ability to maintain satisfactory labor relations and the results of any collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth under Part I, Item 1A., “Risk Factors,” of UAL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission.

For further questions, contact Investor Relations at (872) 825-8610 or investorrelations@united.com.

####

4